United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2009

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2009, James L. Possin was elected to serve on the board of directors of MGE Energy, Inc. (MGEE) and Madison Gas and Electric Company effective immediately.

Mr. Possin will serve as a member of the class of directors up for election at the Company's 2010 annual meeting of shareholders. He is independent as defined in the applicable NASDAQ Stock Market, Inc., listing standards. He will serve as a member of the audit and corporate governance committees of MGEE's board of directors.

Mr. Possin is a certified public accountant. He was a partner with Grant Thornton LLP from 1990 to 2007 and currently is a tax consultant with James L. Possin, CPA, LLC. Mr. Possin holds degrees in accounting and law from the University of Wisconsin-Madison.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired:

Not applicable.

(b)

Pro forma financial information:

Not applicable.

(c)

Shell company transactions:

Not applicable.

(d)

Exhibits:

8-K Exhibit No.	Description
99.1	Press release dated November 18, 2009, announcing James L. Possin's election as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrant)

Date: November 20, 2009	/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President, Chief Financial Officer, Secretary and Treasurer

MGE Energy, Inc.

Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated November 18, 2009

8-K Exhibit No.	Description
99.1	Press release dated November 18, 2009, announcing James L. Possin's election as a director of the Company.

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